Exhibit 10.9

LECTREFY INC.

SECURITY AGREEMENT

This Security Agreement (this “Security Agreement”) is made as of January 15, 2020 (the “Effective Date”), by and between Lectrefy Inc., a Delaware corporation (the “Company”), and Lee Aerospace, Inc., a Kansas corporation (“Investor”). Capitalized but otherwise undefined terms used herein shall have the respective meanings provided therefor in the Note (as defined below).

In consideration of the mutual promises contained herein, and as an inducement to Investor to lend to the Company the additional aggregate principal sum of up to One Million Nine Hundred Two Thousand Nine Hundred Nine Dollars ($1,902,909) as set forth in the Promissory Note dated the Effective Date and issued by the Company to Investor (the “Note”), the parties hereto hereby agree as follows:

1.                  Creation of a Security Interest. As security for payment of the Note to Investor when due, the Company hereby grants to Investor a security interest in the collateral described in paragraph 2 below (the “Collateral”). To perfect the security interest created hereby, the Company shall execute and deliver to Investor any and all documents reasonably requested for such perfection by Investor.

2.                  Collateral. The Collateral that is subject to the security interest created hereby consists of all of the intellectual property owned and/or developed by the Company, including, without limitation, any trademarks, service marks, trade names, copyrights, trade secrets, software, patents and patent rights of the Company. Notwithstanding anything herein to the contrary, Investor hereby agrees to execute and deliver any subordination agreement provided by a bank, financial institution, leasing agent or similar entity (any of which, a “Commercial Lender”) on customary terms for subordination; and if Investor elects not to enter into such subordination agreement, then Investor hereby agrees that Investor will have no security interest in any of the Collateral whatsoever (and acknowledges and agrees that any security interest held by Investor in any of the Collateral will be and is, effective upon the Company entering into the commercial loan agreements with a Commercial Lender, relinquished and terminated in its entirety and will be of no further force or effect), in order to facilitate such Commercial Lender taking a senior security interest in any or all of the Collateral. In addition, upon the Company’s reasonable request in connection with an equity or other financing and subject to the closing of such financing, Investor shall terminate its security interest in the Collateral hereunder in order to facilitate the closing of such financing.

3.                  The Company’s Obligation. The Company shall pay to Investor all amounts due and owing to Investor under the Note in accordance with the terms of the Note, when and as the same become due.

4.                  Protection of the Collateral. Until such time as the aggregate outstanding indebtedness under the Note has been paid in full or unless Investor consents otherwise in writing, the Company shall:

(a)               not grant to any other person or entity a security interest in or to the Collateral except to a Commercial Lender in connection with a commercial loan agreement or transaction;

(b)               promptly pay when due all fees, taxes and assessments due upon the Collateral and for its use and operation; and

(c)               execute and deliver from time to time any endorsements, assignments, financing statements and other documents (and pay promptly all related filing fees or similar costs and expenses) to perfect, maintain and protect the security interests created hereunder and the priority thereof.

5.                   Default. The following events shall be considered “Events of Default” with respect to the Note:

(a)               any indebtedness under the Note is not paid when and as the same shall become due and payable, whether on the applicable maturity date, by acceleration or otherwise, and any such amount shall remain unpaid for a period of more than thirty (30) days after the corresponding due date thereof;

(b)               a default shall occur in the observance or performance of any covenant, obligation or agreement of the Company under the Note, and, to the extent the event or circumstances giving rise to such default is amenable to being cured such that the default would no longer exist, such default shall continue uncured for a period of more than thirty (30) days after the Company knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such default; or

(c)               the Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within sixty (60) days, (iii) make an assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent, (v) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking a reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) become subject to any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code.

6.                 Rights of Investor.

 (a)          Upon the occurrence of any Event of Default, Investor shall be entitled to declare the debt secured hereby immediately due and payable. In addition to the right of acceleration and all other rights of Investor, Investor shall be entitled to any and all remedies available under the Uniform Commercial Code in force in the State of Florida as of the date hereof, and Investor shall be entitled to act with all of the rights and powers of Investor. Without limitation of any of the foregoing, upon an Event of Default, Investor may, at any time and from time to time, with or without judicial process and the aid or assistance of others: enter upon the premises of the Company and, without resistance or interference by the Company, take possession of the Collateral or dispose of any part or all of the Collateral on any such premises; or require the Company to assemble and make available to Investor at the expense of the Company any part or all of the Collateral at any place or time designated by Investor, which is reasonably convenient to the Company and Investor.

(b)         Investor shall give to the Company notice of the time and place of any public sale of the Collateral or of the time on or after which any private sale or other intended disposition is to be consummated, which notice shall be mailed, by first class mail, postage prepaid, to the Company at least thirty (30) days prior to the time of such sale or other intended disposition.

(c)         Investor, at any sale of the Collateral, shall hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives, to the extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted and, to the extent permitted by law, any right which it may have to demand a hearing or other judicial or administrative proceeding prior to the enforcement by Investor, of any of its rights and remedies hereunder. Any public or private sale of the Collateral or any part of it shall be held at such time or times within ordinary business hours and at such place or places as Investor may fix in the notice of sale, and at any such sale the Collateral, or the portion thereof to be sold, may be sold in one lot, as an entirety or in separate parcels, as Investor (in its sole and absolute discretion) may determine. If permitted by law, Investor may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral.

(d)         Investor shall not be obligated to make any sale of the Collateral, or any part of it, if it determines not to do so, regardless of the fact that notice of sale of the Collateral may have been given. Investor may, without notice or publication, adjourn a public or private sale of the Collateral, or cause the same to be adjourned from time to time by announcement, at the time and place fixed for sale, and such sale may, without further notice be made at the time and place to which the same was so adjourned.

7.                  Application of the Proceeds. All proceeds of any sale of the Collateral by Investor pursuant to paragraph 6 shall be applied as follows:

(a)         First, to the payment of all fees and expenses incurred by Investor in connection with any such sale, including, but not limited to, the expenses of taking, advertising, processing, preparing and storing the Collateral to be sold, all court costs and reasonable fees of counsel for Investor in connection therewith;

(b)         Second, to the payment of accrued interest, if any, on the Note held by Investor, to the date of receipt of such proceeds;

(c)         Third, to the payment of the outstanding principal balance of the Note;

(d)       Fourth, to the Company.

8.           Further Assurances. At the request of Investor, the Company will promptly make, execute, deliver, record, register or file all such financing statements, continuation statements and amendments thereto, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Investor such instruments constituting or evidencing items of the Collateral as may be requested by Investor to better assure it with respect to the security interests granted pursuant to this Security Agreement. The Company will cause all security instruments, notices and financing statements to be duly registered, recorded and filed and to be duly reregistered, rerecorded and refiled at the time and in the places now or hereafter required by all applicable laws for the proper maintenance of the validity and priority of the security interests and liens given as described above, and Investor will pay all fees, charges, or taxes imposed with respect to any such registration, recording or filing.

9.           Termination of the Security Interest. The security interest created pursuant to this Security Agreement shall terminate upon payment in full of the Note (or upon conversion of the Note into shares of the Company’s capital stock, as applicable).

10.         Miscellaneous.

(a)         The Company waives any right to require Investor: (i) to proceed against any person, firm or corporation; (ii) to exhaust any Collateral it may hold at any time; (iii) to apply any Collateral in any order; or (iv) to pursue any other remedy whatsoever in Investor’s power. This Security Agreement, and any term hereof, may be amended, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investor. Any amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon the Company and Investor.

(b)         All notices, requests, demands and other communications hereunder shall be made and delivered as prescribed in the Note.

(c)         This Security Agreement shall bind and inure to the benefit of the parties hereto, and their respective legal representatives, successors and assigns.

(d)         This Security Agreement shall be governed in all respects by the internal laws of the State of Delaware. Any and all disputes arising out of or related to this Security Agreement shall be adjudicated exclusively in the state or federal courts located in Miami, Florida.

(e)         This Security Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument by signing any such counterpart.

(f)          This Security Agreement and the security interest created hereby are for the sole and exclusive benefit of Investor and its assignees and shall not operate to the benefit of any other third party.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Security Agreement as of the Effective Date.

COMPANY:

LECTREFY INC.

By:
Name:	Paul Antonio Pereira
Title:	Chief Executive Officer

Address:
429 Lenox Avenue, Suite 547
Miami Beach, Florida 33139

E-mail	Address: paul@lectrefy.com

INVESTOR:

LEE AEROSPACE, INC.

By:
Name:	James Lee
Title:	Chief Executive Officer

Address:
9323 E. 34th St. North
Wichita, Kansas 67226

E-mail	Address: jlee@leeaerospace.com

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